SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005

CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 901-4500

    Not Applicable
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Celanese Corporation announced today that its subsidiary BCP Crystals US Holdings Corporation amended its senior credit facilities to reduce its borrowing costs.

In the amendment, effective November 28, 2005, to the Amended and Restated Credit Agreement dated as of January 26, 2005, the margin over LIBO on approximately $1.4 billion of the U.S. dollar denominated portion of the Term Loans will be reduced from 2.25% to 2.00%. In addition, a further reduction of the interest rate to LIBO plus 1.75% is allowed if certain conditions are met.

A copy of the First Amendment to Credit Agreement is attached to this report as Exhibit 10.1, which is incorporated herein by reference. The above description of the First Amendment to Credit Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item. 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 above is hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	First Amendment to Credit Agreement dated November 28, 2005*

99.1	Press Release dated December 2, 2005 announcing the First Amendment to the Credit Agreement*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By: /s/ John J. Gallagher III Name: John J. Gallagher III Title: Executive Vice President and Chief Financial Officer

Date: December 2, 2005

Exhibit Index

Exhibit Number	Description
10.1	First Amendment to Credit Agreement dated November 28, 2005*

99.1	Press Release dated December 2, 2005 announcing the First Amendment to the Credit Agreement*

* Filed herewith.